Exhibit 99.1
NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST ANNOUNCES TAX REPORTING
INFORMATION FOR 2010 PREFERRED SHARE DISTRIBUTIONS
DALLAS — (January 26, 2011) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the tax reporting (Federal Form 1099-DIV) information for the 2010 distributions on its Series A and D preferred shares.
The income tax treatment for the 2010 distributions for Ashford Hospitality Trust, Inc. Series A Preferred Stock CUSIP #044103208 traded on the NYSE under ticker symbol “AHTPrA” is as follows:
Distribution Type

	Distributions	Ordinary Taxable	Total Capital Gain	Return of Capital
	Per Share	Dividend	Distribution
Total Per Share	$2.1375	$0	$0	$2.1375
Percent	100.00%	0%	0%	100%
The income tax treatment for the 2010 distributions for Ashford Hospitality Trust, Inc. Series D Preferred Stock CUSIP #044103406 traded on the NYSE under ticker symbol “AHTPrD” is as follows:
Distribution Type

	Distributions	Ordinary Taxable	Total Capital Gain	Return of Capital
	Per Share	Dividend	Distribution
Total Per Share	$2.1125	$0	$0	$2.1125
Percent	100.00%	0%	0%	100%
The distributions that the company paid on January 14, 2011, to shareholders of record as of December 31, 2010, will be reportable in 2011.
The Company encourages shareholders to consult with their own tax advisors with respect to the federal, state and local income tax effects of these dividends.
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and in all methods including direct real estate, securities, equity and debt. Additional information can be found on the Company’s website at www.ahtreit.com.
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